UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2018

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-9861	16-0968385
(Commission File Number)	(I.R.S. Employer Identification No.)

One M&T Plaza, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 635-4000

(NOT APPLICABLE)

(Former name or former address, if changed since last report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    Change in Principal Executive Officer

On November 19, 2018, M&T Bank Corporation (“M&T”) announced that its Board of Directors had approved the appointment of Christopher E. Kay as an Executive Vice President of M&T and its principal banking subsidiary, M&T Bank, effective immediately, and as the Head of Consumer Banking, Business Banking and Marketing. In this role, Mr. Kay is responsible for managing more than 8,000 employees, 750 branches and 1,800 ATMs across eight states and the District of Columbia. He was also appointed to the Management Group of M&T.

These appointments were approved during a joint meeting of the Boards of Directors of M&T and M&T Bank on November 19, 2018.

Mr. Kay, age 53, most recently served from 2014 to 2018 as Chief Innovation Officer at Humana and from 2007 to 2013 as Managing Director of Citi Ventures.

The public announcement of these board actions was made by means of a news release, the text of which is set forth on Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	News Release dated November 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T BANK CORPORATION

Date: November 23, 2018	By:	/s/ Laura O’Hara
Laura O’Hara
Senior Vice President and General Counsel

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